SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




    Date of Report (Date of earliest event reported):  August 2, 1995


            SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
           (Exact name of registrant as specified in its charter)


       Connecticut                1-9157                   06-1157778
    (State or other             (Commission             (I.R.S. Employer
     jurisdiction of             File Number)            Identification No.)
     incorporation)


         227 Church Street, New Haven, Connecticut              06510
         (Address of principal executive offices)            (Zip Code)


    Registrant's telephone number, including area code:  (203)  771-5200


                                Not Applicable
        (Former name or former address, if changed since last report)












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Item 5. Other Events.

    On August 2, 1995, the registrant commented on the estimated impact of recent developments.

    The registrant said that it expects that the acceptance by 2,660 of its 6,400 bargaining unit employees of an "Early Out Offer" will not have a material impact on 1995 operating earnings. Most of these employees will be leaving late in 1995. The registrant took a charge in 1993 in anticipation of reducing its workforce and that charge may be adjusted in the fourth quarter of this year when the costs of the current offer are definitively known.

    As previously announced, the registrant completed a $456 million acquisition of cellular properties on July 1. The registrant now expects that the acquisition will dilute 1995 earnings by approximately
12 percent. The revised impact of the acquisition on 1995 results is due to the registrant's decision to accelerate a number of transition activities, and higher than anticipated fraud in the new properties.

    The news release providing the announcements is filed as an exhibit hereto and is incorporated herein by reference.

    Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Ex. 20  News release issued August 2, 1995.



























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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated: August 3, 1995                   By:   /s/ Madelyn M. DeMatteo
                                                Madelyn M. DeMatteo
                                                     Secretary


































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           SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                 FORM 8-K

                              EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued August 2, 1995.